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EXHIBIT 99.1

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EDITED TRANSCRIPT

DIOD - Q2 2018 Diodes Inc Earnings Call

EVENT DATE/TIME: AUGUST 07, 2018 / 9:00PM GMT

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AUGUST 07, 2018 / 9:00PM, DIOD - Q2 2018 Diodes Inc Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Emily Yang Diodes Incorporated - VP of Worldwide Sales and Marketing

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Leanne K. Sievers Shelton Group - EVP IR

Richard D. White Diodes Incorporated - CFO & Secretary

C O N F E R E N C E C A L L P A R T I C I P A N T S

Edgar Burling Roesch Sidoti & Company, LLC - Research Analyst

Gary Wade Mobley The Benchmark Company, LLC, Research Division - Research Analyst

Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

Tristan Gerra Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

P R E S E N T A T I O N

Operator

Good afternoon, and welcome to Diodes Incorporated Second Quarter 2018 Financial Results Conference Call. (Operator Instructions) As a reminder, this conference call is being recorded today, Tuesday, August 7, 2018. I would now like to turn the call over to Leanne Sievers of Shelton Group Investor Relations. Leanne, please go ahead.

Leanne K. Sievers - Shelton Group - EVP IR

Good afternoon, welcome to Diodes' Second Quarter 2018 Financial Results Conference Call. I'm Leanne Sievers President of Shelton Group, Diodes' Investor Relations firm. Joining us today are Diodes' President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Rick White; Vice President Worldwide Sales and Marketing, Emily Yang; and Director of Investor Relations, Laura Mehrl.

Before I turn the call over to Dr. Lu, I would like to remind our listeners that the results announced today are preliminary as there are subject to the company's finalizing the closing procedures and customary quarterly review by the company's independent registered public accounting firm.

As such, these results are subject to revision until the company files its Form 10-Q for its second quarter 2018. In addition, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties and management may make additional forward-looking statements in response to your questions.

Therefore, the company disclaims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today and therefore, we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities and Exchange Commission, including forms 10-K and 10-Q.

In addition, any projections as to the company's future performance represent management's estimates as of today, August 7, 2018. Diodes assumes no obligation to update these projections in the future as market conditions may or may not change, except for the extent applicable law. Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP to non-GAAP terms. Included in the company's press release, definitions and reconciliations of GAAP to non-GAAP items which provide additional details. Also, throughout the company's press release and management statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income.

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AUGUST 07, 2018 / 9:00PM, DIOD - Q2 2018 Diodes Inc Earnings Call

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 90 days in the Investor Relations section of Diodes' website at www.diodes.com.

Please see the company's press release for more information. And now, I'll turn the call over to Diodes' President and CEO, Dr. Keh-Shew Lu. Dr. Lu, please go ahead.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you, Leanne. Welcome, everyone, and thank you for joining us today. Diodes achieved a number of key milestones in the second quarter, reaching record levels across multiple financial metrics, driven by continuous revenue growth, market share gain and the further traction on our Pericom products. Our exceptionally strong performance reflect record sales in both our automotive and industrial end markets, which contributed to a new record revenue level being achieved across all regions. Our automotive revenue was up 50% year-over-year and our industrial revenue at 27% of total revenue was is the first time that industrial was our largest representative end market. Additionally, through revenue growth, we continue to decrease in operating expense as a percent of the revenue, also, contributing to our achievement of record EBITDA and record non-GAAP earnings per share in the quarter.

In fact, EBITDA increased over 40% and the non-GAAP net income over 60% as compared to the prior year period on revenue growth of 15%. This further demonstrates the significant leverage in our operating model. As a result, we generated strong cash flow that enabled us to further pay down our long-term debts.

Also, highlighted in those solid result is our expectation for continued growth in the third quarter, where we expect to, again, set new records across our business. Our strong results and the growth this year has positioned us with the potential to achieve our most profitable year in the company's history.

With that, let me now turn the call over to Rick to discuss our second quarter financial results and our third quarter guidance in more detail.

Richard D. White - Diodes Incorporated - CFO & Secretary

Thanks, Dr. Lu, and good afternoon, everyone. As part of my financial review today, I will focus my comments on the sequential change for each of the line items, and would refer you to our press release for a more detailed review of our results as well as the year-over-year comparisons.

Revenue for the second quarter 2018 was a record $304.1 million, a 10.8% increase from the $274.5 million in the first quarter of 2018. GAAP gross profit for the second quarter 2018 was also a record at $107.3 million or 35.3% of revenue, representing an 8.8% increase on a dollar basis from the

$98.6 million or 35.9% of revenue in the first quarter 2018.

Pricing improved in the second quarter versus first quarter, which offset some lower margin inventory sales due to our inventory reduction efforts. GAAP operating expenses for the second quarter 2018 were $69.4 million or 22.8% of revenue and $64.2 million or 21.1% of revenues on a non-GAAP basis, which excludes $4.7 million amortization of acquisition-related intangible asset expenses and approximately $500,000 of KFAB restructuring costs. This compares with GAAP operating expenses in the first quarter 2018 of $71.7 million or 26.1% of revenue and $64.7 million or 23.6% of revenue on a non-GAAP basis.

First quarter included $2.6 million of offshore retirement expenses, which were not repeated in the second quarter. Total other expenses amounted to approximately $1.4 million for the quarter, including $2.5 million of interest expense. Income before taxes and noncontrolling interest in the second quarter of 2018 amounted to $36.4 million compared to $26.3 million in the first quarter 2018.

Turning to income taxes. Our effective income tax rate for the second quarter 2018 was approximately 29.5%. GAAP net income for the second quarter 2018 was a record $25.1 million or $0.49 per diluted share compared to GAAP net income of $18.5 million or $0.37 per diluted share in the first quarter 2018. The share count used to compute GAAP diluted EPS for the second quarter 2018 was 50.8 million shares.

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Second quarter 2018 non-GAAP adjusted net income was $29.3 million or $0.58 per diluted share, both of which were records. The adjusted net income excluded net of tax $3.8 million of noncash acquisition-related intangible asset amortization costs and $400,000 of restructuring expenses. This compares to non-GAAP adjusted net income of $24.2 million or $0.48 per diluted share in the first quarter of 2018.

We have included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income, which provides additional details.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, was a record $64.5 million or 21.2% of revenue in the second quarter 2018 compared with $54.2 million or 19.7% of revenue in the first quarter 2018.

Cash flow generated from operations was $34.4 million for the second quarter 2018. Free cash flow was $13.1 million for the second quarter, which included $21.4 million of capital expenditures. Net cash flow was a negative $30.1 million, including the paydown of approximately $36.1 million of long-term debt.

Turning to the balance sheet. At the end of the second quarter, cash and cash equivalents plus short-term investments totaled approximately $160 million. Working capital was $380.8 million and long-term debt, including the current portion, was $185.8 million.

At the end of the second quarter, inventory decreased by approximately $14 million from the first quarter 2018 to approximately to $223 million. The decrease in inventory reflects an $18.7 million decrease in finished goods, a $900,000 increase in work in process and a $4.1 million increase in raw materials. The decrease in finished goods inventory reflects our focus on reducing finished goods inventory after 4 consecutive quarters of finished goods increases. Finished goods inventory days were 38 in the quarter compared to 44 in the first quarter.

Total inventory days were 106 in the quarter compared to 116 days in the first quarter of 2018.

Capital expenditures on a cash basis for the second quarter were $21.4 million or 7% of revenue. This CapEx was to put capacity in place for the expected strong revenue growth in the second half of 2018. We expect CapEx for the full year 2018 to return to our target model of 5% to 9% of revenue.

Now turning to our outlook.

After growing 10.8% sequentially in the second quarter, for the third quarter 2018, we expect continued strong growth with revenue increasing to a range of $313 million to $329 million or up 2.9% to 8.2% sequentially.

At the midpoint, this represents a 12.5% growth versus third quarter 2017. We expect GAAP gross margin to be 35.8% plus or minus 1%. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 21% of revenue, plus or minus 1%.

We expect interest expense to be approximately $2.5 million. Our income tax rate is expected to be 29% plus or minus 3%, and shares used to calculate diluted EPS for the third quarter are anticipated to be approximately 51.4 million.

Please note, that purchase accounting adjustments of $4 million after tax for Pericom and previous acquisitions are not included in these non-GAAP estimates. With that said, I will now turn the call over to Emily Yang.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

Thank you, Rick, and good afternoon. As previously highlighted, second quarter revenue was up 10.8% sequentially and up 15.1% year-over-year. Q2 distributor POS increased by 15% and POP was up by 14%. All regions reached new record revenue levels of record POS results. Channel inventory decreased 1.3% sequentially. During the quarter, we set revenue records on 10 product categories, including AC/DC, battery management, BTRX, Connect ASIC, DPNS , Interface, LED, MOSFET, standard linear and switch. We also achieved continued strong momentum in CMOS LDO, Eris, power protection, sensor and signal integrity, driven by a recent design wins on new products.

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Our consistently strong revenue growth is evidenced of our success over the past several quarters with new product introductions, design win momentum and expanding content at customers. We expect to continue making additional progress in the second half of 2018.

Looking at global sales in the second quarter, Asia represented 78% of the revenue, Europe 13%, and North America 9%. In terms of our end markets, industrial represent 27% of revenue, consumer 25%, communication 23%, computing 16% and automotive 9% of the revenue.

This was the first time that industrial was our largest representative end market as a result of a continued expansion effort in this growing market. Starting with industrial market, Diodes continue to see strong demand for LDOs and LED driver in the surveillance, lighting, as well as increasing demand for audio products in the smoke detector, alarm-related applications with audio alarming features. We also continue to penetrate the industrial space using normal density Trench MOS (inaudible) technology in key MOSFET applications, such as brushless DC motor and LED lighting.

Also, during the quarter, we introduced new product in our high-performance Hall Effect Latch products that are specifically designed for commutation of brushless motor, slow meters, linear and coders and position sensors in the industrial application.

Turning to our automotive market, which remains a key focus area for Diodes and was up 50% year-over-year. Our design win momentum continues in the 3 application areas I discussed in detail last quarter: Connected driving, (which consists of ADAS, Telematics and Infotainment systems), Comfort, Style and Safety (including lighting and brushless DC motor control), and Powertrain (covering conventional hybrid electric vehicles.

Contributing to our growth was the successful ramping of past design wins for power transistors, for driving LEDs in the car lighting. There is also increasing demand for USB Type C product in the automotive applications like infotainment, connected driving in the newer models allow a strong interest in package switches and telematic applications.

Additionally, with regular increase of electronics in today's highly connected cars, robust ESD protection is also important. We expect to see strong growth for our protection product in automotive applications in the coming quarters.

We're also seeing new design-ins for Hall sensor products with a focus on window, sunroof, door, tailgate, seat, seatbelt, gearstick and motor applications. Additionally, the market growth for automotive MOSFET continue to be strong, especially in China, where we've seen significant demand for automotive semiconductors. Significant MOSFET design-ins are being achieved in brushless DC motor, water pump, power windows, electric horn, infotainment, battery management system and ADAS. In the consumer market, we continue to see growth in charging applications such as quick charger, direct charger, and wireless power charging as well as in IoT applications, such as smart devices, smart audio and wireless speakers.

In addition, we see growing demand for USB Type C interface in mobile and IoT devices. The accessory market is responding to customers' demand regarding multiport USB chargers, and we expect strong demand for our USB PD decoder devices that have passed USB PD device certification. Our large selection protection devices are also gaining momentum in the panel market: mobile, TV, monitor and notebook panels as well as earphones, wearable, portable and smart speakers applications.

Turning next to communication market. We're continuing to see a new design wins in mobile's market for charging, power management and discrete products. We are seeing strong demand for high-voltage charging using USB 2 interface in mobile and smartphone segments. We have secured an increasing number of design wins for our MIPI switch solution, driven by increasing demand for camera module in mobile phones. Specifically, in smartphones, power density remains a key concern for both manufacturers and consumers. Diodes has been actively addressing this area of the market with its comprehensive small footprint DSN and CFP MOSFET portfolio. In addition, Diodes continues to expand our portfolio of battery protection MOSFET with our most recent new product release in Q2.

Lastly, in the computing market, we have continued to see strong growth momentum for data centers, server, storage, AI and deep learning, along with PCs and notebooks. We have launched several new products, including PCIe in packet-switches, PCIe clock generators, buffers and ReDrivers that are suitable for this applications.

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AUGUST 07, 2018 / 9:00PM, DIOD - Q2 2018 Diodes Inc Earnings Call

We are also seeing increasing interest in our protection devices in the computing market as well since USB Type C is a major growth engine for this devices. Our existing solution to protect our teams on type C connectors, it's been well received by customers. We have new design wins for our USB Type C crossbar mux, the DP switch in notebook docking applications, beyond our current success in PC (inaudible) .

In summary, we are very pleased with our performance in the quarter, reaching record levels across a number of financial metrics as well as end markets, targets, geographies and product categories. This achievement are underpinned by our market share gain, customer contact expansion initiatives as well as continued traction with our Pericom products. With continued growth expected in the third quarter, we anticipate once again setting new records across our business. With that, we now open the floor to questions. Operator?

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) And our first question comes from the line of Tristan Gerra from Baird.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Looks like underlying trends remain very strong, but also that the industry is seeing some pressure in terms of manufacturing costs. Could you quantify perhaps the gross margin impact embedded in your Q3 guidance from those higher manufacturing costs? And the plans you have to mitigate those higher costs going forward?

Richard D. White - Diodes Incorporated - CFO & Secretary

Hand on just a second, Tristan.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Number one, if you see the guidance for our third quarter, our gross margin actually from 35.3 increased to 35.8., okay? So even some of our material costs went up, but we still due to the cost reduction effort, due to the mix improvement effort, we're still able to increase our gross margin, in fact, 15 basis points.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Okay. Okay. I appreciate the feedback. And perhaps we can take it offline. Also you've also mentioned the eventual reduction that was expected. Is that something pretty much concluded? Or do you expect to further reduce channel inventories in Q3?

Richard D. White - Diodes Incorporated - CFO & Secretary

So Tristan, the inventory reduction -- let me comment about Diodes' inventory reduction. And then Emily can talk about the distributor inventory. So from a Diodes perspective, we had a plan to reduce the inventory. We had noted that it had gone up over the last year. Every quarter was just up a little bit, up a little bit, and we had a plan internally to reduce that inventory and as you can see, that we reduced it that $19 million from a finished goods perspective. From -- in the third quarter, I think, we're going to have an additional inventory reduction, but it's not going to be as significant as it was in the second quarter.

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AUGUST 07, 2018 / 9:00PM, DIOD - Q2 2018 Diodes Inc Earnings Call

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

And Tristan, for the channel inventory, as you noticed that we had a record -- POS record in Q2 and our inventory actually went down in Q2. So I think, the key focus is really keeping a healthy inventory profile in the channel to support and sustain our growth. So we monitor this very closely. I think the key is really healthy inventory to support it.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Typically, our disti would like to have more inventory when the revenue is going up in the future, but we actually -- you can see the effort we put in, in the second quarter. But in the second quarter, even they're thinking third quarter revenue would be up, their inventory actually went down, and that's because POS is very strong, but we are not pushing the POP. We tried to reduce their inventory and keep it healthy such that we don't need to worry about double ordering or worry about inventory too much in the business side.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

So our goal is inventory stays in the channel, will not increase.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Okay. That's very useful. And just last one for me. In the context of the tariffs, how much of Diodes' businesses is silicon shipped to the U.S.? Not final end products sold to you as OEMs, but silicon sold to disti's and therefore, subject to potential tariffs. I'm just trying to get a sense of your potential exposure there.

Richard D. White - Diodes Incorporated - CFO & Secretary

Yes, so let me answer that. So Diodes, the products that we import into the United States from China, all of those products are going to be ultimately affected by the tariffs. Right now, there are 2 tariff lists. The first tariff list was a smaller list and it was effective on July 6th. And we think that the impact of that is about $1.1 million per quarter of tariff costs. Now, there's another list that hasn't been actually put in place yet, but the list is out there, and we've looked at that, and we're uncertain about the implementation date, but based on the estimate we think that, that impact is going to be about $2.5 million a quarter. So if you take the total of those 2, it's about $3.6 million per quarter, but we plan to pass these tariff charges on to our customers.

Operator

And our next question comes from Gary Mobley from Benchmark.

Gary Wade Mobley - The Benchmark Company, LLC, Research Division - Research Analyst

In the quarter, in the second quarter, or even embedded in your outlook for the third quarter, were there any supply chain constraints that restricted your revenue? And if so, can you speak about them and what revenue could have been if you weren't capacity constrained?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. We really epi and in certain degree affect the wafer, do have some shortage. Now, order for the product line has a shortage. The shortage is most coming from the MOSFET. And that is really start with epi shortage, then cost to certain degree of the MOSFET wafer shortage. And it affects us, but a lot of our customer is a hand to mouth type of situations. But I could not -- or I cannot give you the forecast if there are no shortage for --

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AUGUST 07, 2018 / 9:00PM, DIOD - Q2 2018 Diodes Inc Earnings Call

a portion of the revenues. Because we just driving our best we can to support the customer demand, but fortunately, we are able to keep the line, to not have a downed-line situation. But that's really limited to certain product lines.

Gary Wade Mobley - The Benchmark Company, LLC, Research Division - Research Analyst

Okay. Typically, in the fourth quarter, you see sequential revenues decline somewhere in the neighborhood of mid-single percent sequentially. Would you -- based on your visibility, sitting here today, would you call the fourth quarter as typical or atypical as a matter of seasonality?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, I don't know very clear yet, but so far, I'm hoping, it's not typical, okay? I hope it's better than typical, but I really don't know, okay? Right now I'm focused on the third quarter, and we do see a very strong third quarter above the [silicon] -- typically second quarter to third quarter is about 5% or between 0 to 5% growth, and we are able to guide above 5% growth. So we see better than silicon cycles. Now in the fourth quarter, right now, not very clear, but we watch out, okay, hoping still better silicon is 5% [down] and I hope it's better than that, but I don't know yet.

Operator

And our next question comes from the line of Shawn Harrison of Longbow Research.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

First question has to do with the gross margin performance for the June quarter. If there is a way to delineate maybe how much of a negative impact the inventory drawdown represented on gross margin as well as the incremental CapEx investment from prior quarters? And how much of that may be rolls off to the September quarter?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

I probably cannot give you the exact number, but if you look at we've dropped the finished good $17 million. And if you think in the past $17 million assume this is not the high GP(inaudible) average. If you're talking about let's say, 10%, that means you're going to reduce $1.7 million of the GP to the average. So you can -- it's a big numbers. And even in the third quarter, we still intend to reduce more. Basically what I want to do is by end of third quarter the inventory level will be equal to last year's third quarter, end of third quarter levels. With the revenue, if you compare this year third quarter based on our -- versus last year third quarter, the revenues going to grow quite a bit, but we're hoping -- we try to drive in this our own inventory is best. But the (inaudible) that means as a percentage, would be much (inaudible) . That's the goal.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Okay. That's helpful. Dr. Lu. And as the follow-up, I was hoping you could speak on the ramping of the 8-inch capacity, as well as the transferring of equipment from the KFAB closer into existing sites and where you're at on progress with both.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. Let's talk about 8-inch comment. We continue ramping it up, okay. I said last time, we're talking about in 1Q, we only ramp up this 800 something wafers, less than 1,000 wafers and then, in the 2Q, I think, we are now somewhere at the end of 2Q, we are somewhere around 5,000 to 6,000 wafers per month run rate. We ramp it probably at the end of the second quarter to about 5,000, 6,000 per month. Then you go to the third quarter, we are continuing to ramp it up. I don't know what -- the size has not come out yet -- but we'll continue ramp it up. By the end of fourth quarter, I'm hoping we are running somewhere around 9,000 wafers per month. So we continue to ramp it up.

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AUGUST 07, 2018 / 9:00PM, DIOD - Q2 2018 Diodes Inc Earnings Call

Richard D. White - Diodes Incorporated - CFO & Secretary

So From our 6-inch perspective, we've moved all of the KFAB equipment to SFAB 1. It's in the process of being qualified and ramping up, but KFAB has been closed, all of the equipment and everything has been moved. So it's basically finished.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Okay. And then last, if I may. I know, last quarter, there were some, I think the term may have been, equity investments in the Chengdu that could limit your ability to pay down debt in the back half of the year. But given due to the increased profitability, do you think you'll be in a net cash position exiting 2018 now?

Richard D. White - Diodes Incorporated - CFO & Secretary

We will make that investment in Chengdu, probably in the next 4, 5 months. We hope to be able to fund that internally, which would preclude us probably from paying down the debt as much as we would like. But we're still in the process. You can see the results are good and the operating cash flow is $35 million, so if that can continue we should be on a pretty good position to at least continue to pay down some debt.

Operator

(Operator Instructions) And our next question comes from Edgar Roesch from Sidoti & Company.

Edgar Burling Roesch - Sidoti & Company, LLC - Research Analyst

So to lead off, earlier in the year industrial saw a lot of strength from Europe. I think, that led the gains. Did you see that broaden out? Or is that really still a center of activity for your business?

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

This is Emily. We're actually seeing across the board strength in the industrial segment, not only in Europe, but also in North America as well as in Asia. So this is across the board. So that's how we can achieve our 27% overall end market percentage rate.

Edgar Burling Roesch - Sidoti & Company, LLC - Research Analyst

Okay. Got it. And do you have any exposure to home appliances? And can you remind me which category in which that would fall?

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

Yes, we do. I think home appliance would be under the consumer segment that we include that over there.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

No. Industrial too ... .

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AUGUST 07, 2018 / 9:00PM, DIOD - Q2 2018 Diodes Inc Earnings Call

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

So home appliance is actually under consumer, but we also have a lot of industrial applications in the works that would be under the industrial.

Edgar Burling Roesch - Sidoti & Company, LLC - Research Analyst

Okay. And I think you recently -- or earlier this year, you launched some higher-voltage products, IGBTs and some other products. And I was wondering do you feel like you have on the power management side a pretty good range of voltages covered? Or is that an area where you will have some new product activity to augment your portfolio?

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

I think we have overall good coverage from the product when you really look across the product line. There's quite a number of product in the higher voltage area, but there is still room for us to expand. And one of the things that we're working aggressively is that we continue to develop new product targeting higher-voltage areas.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, IGBT is -- we just started. That is in the past, it's not our focus area, and we had gate drivers , our gate driver in our MOSFET. We think we are on the position now to get into IGBT areas. So we start with buy and resell for IGBT parts, but eventually, all getting through the super junction for IGBT, but right now that's very beginning of our actions.

Operator

And that concludes our question-and-answer session for today. I would like to turn the call quarter Dr. Lu for closing remarks.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you for your participation on today's call. We're looking forward to providing an update on our business next quarter. Operator, you may now disconnect.

Operator

Ladies and gentlemen, thank you for your participation in today's conference. This concludes the program, and you may now disconnect. Everyone, have a great day.

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